[ICON](REGISTERED)


            NORTH AMERICAN VACCINE CLARIFIES REFERENCES TO CONDITIONS



      Columbia, Maryland - March 17, 2000, North American Vaccine (AMEX: NVX) announced today that the conditions referred to in its press release issued yesterday, regarding the acquisition transaction with Baxter International, Inc., that would not be satisfied by April 1, 2000 are, obtaining regulatory approval from British Health authorities for NeisVac-C(TRADEMARK) vaccine and the manufacture of a two month supply of doses of NeisVac-C(TRADEMARK) vaccine for delivery under the supply agreement with British Health authorities. Although these conditions will not be satisfied by April 1, 2000, the company expects to obtain British regulatory approval and to manufacture a satisfactory number of doses of NeisVac-C(TRADEMARK) vaccine in due course. There can be no assurance that the company and Baxter will be able to negotiate a satisfactory modification to the Share Exchange Agreement even if the company eventually obtains British regulatory approval and manufactures a satisfactory number of doses of NeisVac-C(TRADEMARK) vaccine.

      North American Vaccine, Inc. is engaged in the research, development, production and sales of vaccines for the prevention of human infectious diseases. North American Vaccine news releases are available on the Company's web site at http://www.nava.com.

      THIS PRESS RELEASE CONTAINS CERTAIN FORWARD LOOKING STATEMENTS, WHICH ARE MADE PURSUANT TO THE SAFE HARBOR PROVISIONS OF THE SECURITIES LITIGATION REFORM ACT OF 1995, INCLUDING PROSPECTS FOR MEETING TERMS OF THE SHARE EXCHANGE AGREEMENT WITH BAXTER AND PROSPECTS FOR OBTAINING REGULATORY APPROVAL AND MANUFACTURING A SATISFACTORY NUMBER OF DOSES OF NEISVAC-C(TM) VACCINE. INVESTORS ARE CAUTIONED THAT FORWARD LOOKING STATEMENTS INVOLVE RISKS AND UNCERTAINTIES THAT MAY AFFECT THE COMPANY'S BUSINESS AND PROSPECTS, ALL AS DISCUSSED IN THE COMPANY'S FILINGS WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION, INCLUDING ITS ANNUAL REPORTS ON FORM 10-K, QUARTERLY REPORTS ON FORM 10-Q AND CURRENT REPORTS ON FORM 8-K.